Exhibit 8.1

www.stinsonmoheck.com

1201 Walnut, Suite 2800

Kansas City, MO 64106-2150

Tel (816) 842-8600

Fax (816) 691-3495

August 30, 2004

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Re:	Inergy, L.P.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Inergy, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the public offering of 1,300,000 common units (the “Units”) representing limited partner interests in the Partnership under the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-101165) (the “Registration Statement”), including the Prospectus dated November 22, 2002 comprising a part thereof (the “Prospectus”), as supplemented by the Prospectus Supplement dated August 30, 2004 relating to the Units (the “Prospectus Supplement”) filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

We prepared the discussion set forth under the caption “Tax Considerations” in the Prospectus Supplement and under the caption “Tax Considerations” in the Prospectus (the “Discussion”). Capitalized terms not defined herein shall have the meanings given to them in the Registration Statement. All statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect our opinion with respect to the matters set forth therein (i) as of the date of the Prospectus Supplement in respect of the discussion set forth therein under the caption “Tax Considerations” and (ii) as of the effective date of the Prospectus in respect of the discussion set forth therein under the caption “Tax Considerations.”

We are of the opinion that the federal income tax discussion in the Prospectus and the Prospectus Supplement with respect to those matters as to which no legal conclusions are provided accurately describes such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partners, included in such discussion, as to which we express no opinion).

We hereby consent to the filing of this letter as an exhibit to the current report on Form 8-K dated August 30, 2004 to be filed by the Partnership with the Securities and Exchange Commission on or about the date hereof, which report is incorporated by reference in the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement and in the

Inergy, L.P.

August 30, 2004

Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or other rules and regulations of the Securities and Exchange Commission issued thereunder.

Respectfully submitted,

/s/ Stinson Morrison Hecker LLP

STINSON MORRISON HECKER LLP